Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports First Quarter 2020 Results

WESTFORD, Mass., April 29, 2020 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended March 28, 2020.

Business Update Related to COVID-19

•	Designated by the U.S. Department of Homeland Security as a critical infrastructure company.

•	Safeguarding our workplaces and protecting the safety of our employees.

•	All manufacturing plants are fully operational, serving the needs of our customers.

•	Working closely with our supply chain to minimize any potential disruption.

•	Our balance sheet remains healthy and our liquidity position is solid.

First Quarter 2020 Financial Highlights

•	Bookings decreased 4% to $176 million.

•	Revenue decreased 7% to $159 million and was within our guidance range.

•	GAAP diluted EPS increased 14% to $1.09 exceeding the high end of our guidance.

•	Adjusted diluted EPS decreased 12% to $1.09.

•	Net income increased 15% to $13 million.

•	Adjusted EBITDA decreased 9% to $27 million and represented 17.1% of revenue.

•	Cash was $62 million at quarter-end.

Note: Adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.” The accompanying financial schedule reflects our previously announced new reportable operating segments consisting of Flow Control, Industrial Processing, and Material Handling.

Management Commentary
“Our first quarter results reflect the strong dedication and perseverance of our employees around the world who led us to an EPS beat and solid revenue performance,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “As an essential industry supplier, all our manufacturing plants remain fully operational and our team continues to work diligently to serve the needs of our customers in this challenging environment.

“Our decentralized structure and global footprint allow us to quickly react to fluid situations around the world. We continue to take precautions to protect the health and safety of our employees and their families, while also meeting the needs and expectations of our customers and other business partners.

“As we expected, first quarter revenue was weaker year-over-year given a difficult comparable period, which was exacerbated by the pandemic-related challenges, initially in China and then later in Europe and North America. Our backlog increased during the first quarter, providing some support ahead of what we expect to be a difficult second quarter. Our parts and consumables revenue made up 66 percent of our first quarter revenue and continues to be a source of stability. Our parts and consumables support the production of essential items found in health care facilities and grocery stores and in packaging shipped directly to consumers and businesses.

“Despite the uncertainty and challenges in the second quarter of 2020 and the remainder of the year, we remain well positioned to withstand these unknowns with a healthy balance sheet and strong cash flows. We have taken steps to conserve cash by controlling spending and reducing our capital expenditures, among other items, in order to preserve capital and strengthen our liquidity position.”

First Quarter 2020 compared to 2019
Revenue decreased seven percent to $159.1 million compared to $171.3 million in 2019. Organic revenue was down six percent, which excludes a one percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 42.9 percent compared to 41.2 percent in 2019.

GAAP diluted EPS increased 14 percent to $1.09 compared to $0.96 in 2019. Adjusted diluted EPS decreased 12 percent to $1.09 compared to $1.24 in 2019. Adjusted diluted EPS in 2019 excludes $0.22 of amortization from acquired profit in inventory and backlog and $0.06 of acquisition costs. Adjusted EBITDA decreased nine percent to $27.3 million compared to $30.0 million in 2019. Cash flows from operations decreased 38 percent to $6.2 million compared to $9.9 million in 2019.

Bookings decreased four percent to $175.6 million compared to $183.6 million in 2019. Organic bookings were down three percent, which excludes a one percent decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“While we are pleased with our first quarter bookings given the current environment, we expect a slowdown in orders in certain regions as well as customer-requested delays on certain large capital projects,” Mr. Powell continued. “Given the current uncertainty and our inability to accurately forecast the timing of orders, we will not be providing guidance for the second quarter of 2020 and are withdrawing our guidance for full year 2020. Despite this uncertainty, the long-term fundamentals of our markets remain strong.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, April 30, 2020, at 11:00 a.m. eastern time to discuss its first quarter performance, including the change in reportable operating segments, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 5993005. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until May 29, 2020.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the first quarter of 2020 included a $2.6 million unfavorable foreign currency translation effect. We present increases or decreases in organic revenue, which excludes the effect of foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude acquisition costs and amortization expense related to acquired profit in inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $0.8 million in the first quarter of 2019.

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $3.3 million in the first quarter of 2019.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $0.7 million ($0.8 million net of tax of $0.1 million) in the first quarter of 2019.

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $2.5 million ($3.3 million net of tax of $0.8 million) in the first quarter of 2019.

Free cash flow is calculated as cash flow from operations less:

•	Capital expenditures of $2.7 million in the first quarter of 2020 and $2.2 million in the first quarter of 2019.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

			Three Months Ended
Consolidated Statement of Income			March 28, 2020	March 30, 2019
Revenue			$159,127	$171,316
Costs and Operating Expenses:
Cost of revenue			90,804	100,801
Selling, general, and administrative expenses			45,592	49,319
Research and development expenses			3,076	2,621
			139,472	152,741
Operating Income			19,655	18,575
Interest Income			51	56
Interest Expense			(2,459)	(3,504)
Other Expense, Net			(32)	(99)

Income Before Provision for Income Taxes			17,215	15,028
Provision for Income Taxes			4,559	3,963
Net Income			12,656	11,065
Net Income Attributable to Noncontrolling Interest			(125)	(165)
Net Income Attributable to Kadant			$12,531	$10,900

Earnings per Share Attributable to Kadant:
Basic			$1.10	$0.98
Diluted			$1.09	$0.96

Weighted Average Shares:
Basic			11,432	11,133
Diluted			11,508	11,385

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	March 28, 2020	March 28, 2020	March 30, 2019	March 30, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$12,531	$1.09	$10,900	$0.96
Adjustments for the Following:
Acquisition Costs, Net of Tax	—	—	699	0.06
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (f,g)	6	—	2,513	0.22
Adjusted Net Income and Adjusted Diluted EPS (a)	$12,537	$1.09	$14,112	$1.24

				Decrease
	Three Months Ended			Excluding
Revenue by Segment (b)	March 28, 2020	March 30, 2019	Decrease	FX (a,c)
Flow Control	$57,149	$61,144	$(3,995)	$(2,685)
Industrial Processing	64,709	72,274	(7,565)	(6,682)
Material Handling	37,269	37,898	(629)	(268)
	$159,127	$171,316	$(12,189)	$(9,635)

-more-

				Decrease
	Three Months Ended		Decrease	Excluding
Revenue by Geography (d)	March 28, 2020	March 30, 2019		FX (a,c)
North America	$93,823	$100,876	$(7,053)	$(6,958)
Europe	36,014	38,985	(2,971)	(1,889)
Asia	15,908	17,078	(1,170)	(655)
Rest of World	13,382	14,377	(995)	(133)
	$159,127	$171,316	$(12,189)	$(9,635)

				Increase
				(Decrease)
	Three Months Ended		Increase (Decrease)	Excluding
Bookings by Segment (b)	March 28, 2020	March 30, 2019		FX (c)
Flow Control	$67,744	$64,735	$3,009	$4,528
Industrial Processing	65,838	79,071	(13,233)	(12,473)
Material Handling	42,035	39,806	2,229	2,556
	$175,617	$183,612	$(7,995)	$(5,389)

			Three Months Ended
Business Segment Information (b)			March 28, 2020	March 30, 2019
Gross Margin:
Flow Control			52.9%	51.2%
Industrial Processing			38.4%	38.9%
Material Handling			35.5%	29.3%
			42.9%	41.2%

Operating Income:
Flow Control			$13,330	$12,984
Industrial Processing			9,436	11,854
Material Handling			4,134	731
Corporate			(7,245)	(6,994)
			$19,655	$18,575

Adjusted Operating Income (a,e):
Flow Control			$13,330	$12,984
Industrial Processing			9,436	11,854
Material Handling			4,142	4,882
Corporate			(7,245)	(6,994)
			$19,663	$22,726

Capital Expenditures:
Flow Control			$821	$471
Industrial Processing			1,464	1,363
Material Handling			398	333
Corporate			3	1
			$2,686	$2,168

-more-

	Three Months Ended
Cash Flow and Other Data	March 28, 2020	March 30, 2019
Cash Provided by Operations	$6,169	$9,876
Less: Capital Expenditures	(2,686)	(2,168)
Free Cash Flow (a)	$3,483	$7,708

Depreciation and Amortization Expense	$7,598	$8,231

Balance Sheet Data	March 28, 2020	Dec. 28, 2019
Assets
Cash, Cash Equivalents, and Restricted Cash	$62,075	$68,273
Accounts Receivable, net	91,138	95,740
Inventories	102,718	102,715
Unbilled Revenue	12,194	13,162
Property, Plant, and Equipment, net	83,748	86,032
Intangible Assets	166,690	173,896
Goodwill	330,997	336,032
Other Assets	59,488	63,537
	$909,048	$939,387
Liabilities and Stockholders' Equity
Accounts Payable	$41,196	$45,852
Debt Obligations	289,524	294,717
Other Borrowings	5,852	6,308
Other Liabilities	148,204	165,431
Total Liabilities	484,776	512,308
Stockholders' Equity	424,272	427,079
	$909,048	$939,387

-more-

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a,b)	March 28, 2020	March 30, 2019
Consolidated
Net Income Attributable to Kadant	$12,531	$10,900
Net Income Attributable to Noncontrolling Interest	125	165
Provision for Income Taxes	4,559	3,963
Interest Expense, Net	2,408	3,448
Other Expense, Net	32	99
Operating Income	19,655	18,575
Acquisition Costs	—	843
Acquired Backlog Amortization (f)	8	998
Acquired Profit in Inventory (g)	—	2,310
Adjusted Operating Income (a)	19,663	22,726
Depreciation and Amortization	7,590	7,233
Adjusted EBITDA (a)	$27,253	$29,959

Adjusted EBITDA Margin (a,h)	17.1%	17.5%

Flow Control
Operating Income	$13,330	$12,984
Depreciation and Amortization	1,586	1,586
Adjusted EBITDA (a)	$14,916	$14,570

Adjusted EBITDA Margin (a,h)	26.1%	23.8%

Industrial Processing
Operating Income	$9,436	$11,854
Depreciation and Amortization	3,161	3,244
Adjusted EBITDA (a)	$12,597	$15,098

Adjusted EBITDA Margin (a,h)	19.5%	20.9%

Material Handling
Operating Income	$4,134	$731
Acquisition Costs	—	843
Acquired Backlog Amortization (f)	8	998
Acquired Profit in Inventory (g)	—	2,310
Adjusted Operating Income (a)	4,142	4,882
Depreciation and Amortization	2,797	2,343
Adjusted EBITDA (a)	$6,939	$7,225

Adjusted EBITDA Margin (a,h)	18.6%	19.1%

Corporate
Operating Loss	$(7,245)	$(6,994)
Depreciation and Amortization	46	60
EBITDA (a)	$(7,199)	$(6,934)

(a)	Represents a non-GAAP financial measure.

(b)	Reflects our new reportable operating segments announced on April 22, 2020. Prior period information has been recast to conform to the current period presentation.

(c)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

-more-

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

-more-

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 28, 2019 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; health epidemics; changes to government regulations and policies around the world; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; cyclical economic conditions affecting the global mining industry; development and use of digital media; currency fluctuations; demand for coal, including economic and environmental risks associated with coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; compliance with government regulations and policies and compliance with laws; implementation of our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

###